Eastern Michigan Financial Corporation®

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 AM, (Eastern Time), on December 19, 2025.

Online
Go to **www.investorvote.com/EFIN** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/EFIN

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2025 Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR all Proposals:

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	For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated as of July 22, 2025, by and among Mercantile Bank Corporation ("Mercantile"), Shamrock Merger Sub LLC. (the "Merger Sub"), and Eastern Michigan Financial Corporation ("EFIN"), pursuant to which EFIN will merge with and into Merger Sub (which we refer to as the "merger"), with Merger Sub surviving the merger, and approve the transactions contemplated thereby, including the merger, each as more fully described in the accompanying proxy statement/prospectus (which we refer to as the "EFIN merger proposal"	☐	☐	☐
2. To authorize the EFIN board of directors to adjourn or postpone the EFIN shareholder meeting, if necessary, (i) to solicit additional proxies if there are insufficient votes at the time of the EFIN shareholder meeting to approve the EFIN merger proposal, (ii) to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to EFIN shareholders, or (iii) to vote on other matters properly brought before the EFIN shareholder meeting (which we refer to as the "EFIN adjournment proposal").	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation or other entity please sign full corporate or entity name by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EFIN

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Eastern Michigan Financial Corporation

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REVOCABLE PROXY — EASTERN MICHIGAN FINANCIAL CORPORATION

2025 SPECIAL MEETING OF SHAREHOLDERS
DECEMBER 19, 2025 12:00 PM ET
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The shareholder hereby appoints Timothy Ward and William Oldford, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of EASTERN MICHIGAN FINANCIAL CORPORATION that the shareholder is entitled to vote at the 2025 Special Meeting of shareholders to be held at 12:00 PM, (Eastern Time), on December 19, 2025, at the Lakeview Hills Golf Resort, 6560 E Peck Road, Lexington, Michigan 48450, and any adjournment or postponement thereof.

NOTE: In their discretion, the proxy agents named herein are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

C **Non-Voting Items**

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting.

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